CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into this 30th day of June, 1993 by and among HUGHES
SUPPLY, INC., a Florida corporation, ("Hughes Supply") and DONALD
C. MARTIN ("Consultant").

     WHEREAS, Hughes Supply and Consultant are parties to an Agreement (the "Acquisition Agreement") providing for Hughes Supply's acquisition of all the outstanding shares of Electrical Distributors, Inc., a Georgia corporation, ("EDI") and certain other matters; and

     WHEREAS, both Hughes Supply and EDI are engaged in the business of wholesale electrical supplies; and

     WHEREAS, Consultant has been the President, a Director and principal shareholder of EDI; and

     WHEREAS, Hughes Supply values Consultant's expertise and advice, and desires Consultant to provide his expertise and advice to officers and managerial employees of Hughes Supply; and

     WHEREAS, Hughes Supply and Consultant desire to enter into this Agreement in order to comply with the obligations imposed by
Section 5.9 of the Acquisition Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which being hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Consulting Services. Hughes Supply hereby retains Consultant as an advisor and consultant to Hughes Supply. Consultant shall, throughout the term of this Agreement, advise and consult with officers and managerial employees of Hughes Supply with respect to all matters relating to or affecting Hughes Supply's business operations including, without limitation, the operations of EDI. The services shall not require the performance of ordinary executive or administrative duties or involve substantial periods of working time, but instead shall consist of Consultant being available to counsel with officers and managerial employees of Hughes Supply at such reasonable times and places as may be mutually agreed upon.

2. Term. The term of this Agreement shall be five (5) years, commencing July 1, 1993 and ending on June 30, 1998.

3. Payment for Services. Hughes Supply shall pay Consultant the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) for his performance hereunder, payable in equal consecutive annual installments of Fifty Thousand Dollars ($50,000.00) each, commencing August 1, 1993. In addition, Hughes Supply shall reimburse Consultant for (i) all traveling and living expenses which Consultant incurs while away from the area of Atlanta, Georgia in connection with his performance under this Agreement; and (ii) all other reasonable expenses which Consultant incurs in performing his obligations under this Agreement. In the event of Consultant's death or disability, all sums to be paid by Hughes Supply hereunder shall be paid to Consultant's estate as and when due hereunder, notwithstanding Consultant's inability to perform any further services hereunder.

4. Termination. Hughes Supply may sooner terminate this Agreement upon 30 days written notice if (and only if)
     Consultant is convicted of the crime of fraud, embezzlement or other felony related to the performance of Consultant's duties under this Agreement.

5. Independent Contractor. The parties hereto acknowledge and agree that Consultant's performance under this Agreement shall be as an independent contractor, and not as an employee of Hughes Supply.

6.   Miscellaneous.

     a. Benefit. This Agreement shall inure to the benefit of and be binding upon (i) Hughes Supply, its successors and assigns, including, but not limited to, any corporation which may acquire all or substantially all of Hughes Supply' assets and business, any corporation with and into which Hughes Supply may be consolidated or merged, or any corporation that is the successor corporation in an exchange of stock; and (ii) Consultant, his heirs, guardians and personal and legal representatives.

     b. Entire Agreement/Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no other commitments or agreements binding the parties with respect to the subject matter hereof other than set forth herein. This Agreement may be amended or modified only by an instrument in writing executed by the parties hereto.

     c. Governing Law. This Agreement shall be governed by, construed and enforced in all respect in accordance with the laws of the State of Georgia.

     d. Captions. Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

     e. Counterparts. This Agreement may be executed in counterparts, each which shall constitute one and the same Agreement.

     f. Notices. Any notice or other communication given hereunder shall be in writing and either be delivered personally or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two (2) days after the date of mailing, as follows:

          If to Hughes Supply, Inc.:

          Attn:  J. Stephen Zepf, CFO
          20 North Orange Avenue
          Suite 200
          Orlando, Florida 32802-2273

          With a copy to:

          Robert N. Blackford
          Maguire, Voorhis & Wells, P.A.
          Two South Orange Plaza
          2 South Orange Avenue
          Orlando, Florida 32801


          And if to Consultant, to:

          Donald C. Martin
          5180 Peachtree Road
          Atlanta, Georgia 30341

          With a copy to:

          John M. Bovis, P.C.
          Bovis, Kyle & Burch
          53 Perimeter Center East
          Third Floor
          Atlanta, Georgia 30346-2298

          The parties may change the persons and addresses to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

     g. Construction. The parties acknowledge that they have had the opportunity to participate equally in the drafting of this Agreement and that in the event of a dispute, no party shall be treated, for any purpose, as the author of this Agreement or have any ambiguity resolved against him on account thereof.
               IN WITNESS WHEREOF, the parties have executed, acknowledged, sealed and delivered this Agreement.

                                   HUGHES SUPPLY, INC., a Florida
                                   Corporation

                                   By:
                                   /s/ David H. Hughes
                                   David H. Hughes

                                   Title: President and CEO

                                   Attest:

                                   By: /s/ Robert N. Blackford


                                   Title: Secretary

                                             [CORPORATE SEAL]





                                        /s/ Donald C. Martin
                                        (SEAL)
                                        DONALD C. MARTIN